Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Reynolds Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Reynolds Funds, Inc. for the period ended March 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Reynolds Funds, Inc. for the stated period.

/s/Frederick L. Reynolds Frederick L. Reynolds President/Principal Executive Officer and Treasurer/Principal Financial Officer Reynolds Funds, Inc.
Dated: May 29, 2024

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Reynolds Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.